UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2005

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communciations pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

As described below, effective January 27, 2005, Robert R. Herb has been appointed to the Board of Directors of The Company. On January 27, 2005, the Company and Mr. Herb entered into the Company's standard Indemnity Agreement. Under the Indemnity Agreement, the Company will indemnify Mr. Herb for certain costs and expenses incurred as a director. The Indemnity Agreement also specifies the limits of the Company's indemnity obligation. A copy of the form of Indemnity Agreement is attached hereto and incorporated by reference herein as Exhibit 10.1.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 27, 2005, Robert R. Herb, a former executive of Advanced Micro Devices, Inc., was appointed to the Board of Directors of the Company by unanimous vote of the Company's directors. In addition, the Board, acting pursuant to the authority granted to it by MIPS Technologies' Certificate of Incorporation, increased the size of the Board from six to seven directors and appointed Mr. Herb to fill the vacancy created by such increase. Mr. Herb will serve as a Class I Director, with his term expiring at the Company's annual meeting in 2005. Mr. Herb was appointed to the Compensation and Nominating Committee of the Board of Directors commencing with the Committee's regular April 2005 meeting.

In connection with Mr. Herb's appointment to the Board of Directors of MIPS Technologies and pursuant to the terms of our Directors' Stock Option Plan, Mr. Herb was automatically granted on the date of his appointment an initial nonstatutory stock option to purchase 40,000 shares of common stock. In addition, Mr. Herb will be paid an annual board membership fee and per meeting fees, and is indemnified by the Company under the Company's standard Indemnification Agreement.

The Board of Directors of the Company has determined that Mr. Herb is an independent director within the meaning of the listing standards of the NASDAQ Stock Exchange. There is no arrangement or understanding between Mr. Herb and any other person concerning his selection as a director, nor is Mr. Herb a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)       Exhibits

            10.1    Form of Indemnity Agreement.

            99.1     Press Release, dated January 28, 2005, entitled “MIPS Technologies Appoints Rob Herb to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2005

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ KEVIN C. EICHLER
Kevin C. Eichler
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnity Agreement.
99.1	Press Release, dated January 28, 2005, entitled "MIPS Technologies Appoints Rob Herb to Board of Directors."